                                                             Exhibit (a)(1)(iii)

                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
             5.00% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 1, 2007
                                       OF

                        MILLENNIUM PHARMACEUTICALS, INC.

                                PURSUANT TO THE
                   NOTICE OF PUT RIGHT AND OFFER TO PURCHASE
                              DATED MARCH 31, 2003

                    CUSIP NUMBERS: 217753 AC 6, 217753 AD 4*

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON TUESDAY, APRIL 29, 2003, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED
                               BY APPLICABLE LAW.

                                                                  March 31, 2003

To our clients:

     Enclosed for your consideration is a Notice of Put Right and Offer to Purchase dated March 31, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, along with the Offer to Purchase and together with any amendments or supplements to such documents, collectively constitute the "Offer") in connection with the Offer by Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), to purchase for cash any and all of its outstanding 5.00% Convertible Subordinated Notes Due March 1, 2007 (the "Notes") at the Repurchase Price described below, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Repurchase Price equals 108.50% of the principal amount of the Notes, plus accrued and unpaid interest through and including April 28, 2003. If the expiration date of the Offer is April 29, 2003, the Repurchase Price will equal $1,093.06 per $1,000 principal amount of Notes tendered. See the Offer to Purchase for definitions of capitalized terms used but not defined herein.

     The material relating to the Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account but not registered in your name. A tender of the Notes held by us for your account can be made only by the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided with this letter before instructing us to tender your Notes.

     Your attention is directed to the following:

     1. The Repurchase Price equals 108.50% of the principal amount of the Notes, plus accrued and unpaid interest through and including April 28, 2003. If the expiration date of the Offer

---------------

* The CUSIP numbers referenced above have been assigned by Standard & Poor's Corporation and are included solely for the convenience of holders of the Notes. Millennium, the Paying Agent and the Trustee shall not be responsible for the selection or use of these CUSIP numbers, and no representation is made as to their correctness on the Notes or as indicated in any notice of put right, offer to purchase or letter of transmittal.

  is April 29, 2003, the repurchase price will equal $1,093.06 per $1,000 principal amount of Notes tendered.

     2. The Offer and withdrawal rights will expire at 9:00 a.m., Eastern time, on April 29, 2003, and may not be extended, except as required by applicable law.

     3. The Offer is being made pursuant to the terms of the Notes and the Third Supplemental Indenture to the Indenture dated February 24, 2000, as amended, between Millennium (as successor to COR Therapeutics, Inc.) and U.S. Bank, N.A., (as successor to Firstar Bank, N.A.), as trustee, which provide that each holder of Notes will have the right, at such holder's option, to require Millennium to purchase at the Repurchase Price all or a portion (which amount must be $1,000 or any greater integral multiple of $1,000 thereof) of such holder's Notes on April 29, 2003. The purpose of the Offer is to fulfill Millennium's obligations under the Third Supplemental Indenture.

     4.  The Offer is made for any and all of the outstanding Notes.

     5. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Notes by Millennium pursuant to the Offer.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Notes. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of the Notes held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Notes, all such Notes will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
             5.00% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 1, 2007
                                       OF
                        MILLENNIUM PHARMACEUTICALS, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Notice of Put Right and Offer to Purchase dated March 31, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, along with the Offer to Purchase and together with any amendments or supplements to such documents, collectively constitute the "Offer") relating to the Offer by Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), to purchase for cash any and all of its outstanding 5.00% Convertible Subordinated Notes Due March 1, 2007 (the "Notes") at the Repurchase Price (as defined in your letter), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender the principal amount of Notes indicated below (or, if no number is indicated below, the entire principal amount represented by all Notes) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Principal Amount of Notes to be Tendered*: $
                                            ------------------------------------

                                   SIGN HERE

Signature(s):
             -------------------------------------------------------------------

Please type or print
name(s):
        ------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Area Code and Telephone
Number:
       -------------------------------------------------------------------------

Dated:                        , 2003
      ------------------------

Tax Identification or Social Security Number:
                                             -----------------------------------



* Unless otherwise indicated, it will be assumed that the entire principal amount of the Notes held by us for your account are to be tendered.

                                        3